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                                                                    EXHIBIT 12.1



             Historical Computation of Earnings to Fixed Charges
           For the Years Ended September 30, 1992, 1993, 1994, 1995


                                    1992      1993       1994         1995
                                   ------     ------     ------      ------
Earnings:
   Earnings (loss) before
      income taxes             $ (132.5)   $ (70.0)    $ (84.0)    $ 110.0
   Capitalized interest            (0.5)      (0.5)       (0.9)       (2.3)
   Fixed charges                  113.8       71.6        83.9        90.0
                                  -----      -----       -----       -----
      Total                    $  (19.2)   $   1.1     $  (1.0)    $ 197.7
                                  =====      =====       =====       =====

Fixed Charges:
   Interest expense            $  110.8    $  68.2     $  80.3     $  86.1
   Rent Expense                     3.0        3.4         3.6         3.9
      Total                       -----      -----       -----       -----
                               $  113.8       71.6        83.9        90.0
                                  =====      =====       =====       =====
Ratio of earnings to
   fixed charges                     NM         NM          NM         2.2
                                  =====      =====       =====       =====

Deficit of earnings
   to fixed charges             $ 133.0    $  70.5     $  84.9          NM
                                  =====      =====       =====       =====



"Earnings" consist of earnings before income taxes and fixed charges.

"Fixed Charges" consist of interest expense, amortization of debt discount and debt issuance expense and one-third of rental expense.










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      Historical and Pro Forma Computation of Earnings to Fixed Charges
                    For the Year Ended September 30, 1996


                                             Refinancing       Pro Forma for
                          Historical         Adjustment         Refinancing
                          ----------         -----------       --------------

Earnings:
Earnings before
   income taxes           $  20.1            $ (1.2)          $  18.9
Capitalized interest         (0.8)                -              (0.8)
Fixed charges                82.1               1.2              83.3
                            -----              ----             -----
Total                     $ 101.4                 -           $ 101.4
                            =====              ====             =====
Fixed Charges:
  Interest expense        $  78.3            $  1.2              79.5
  Rent expense                3.8                 -               3.8
                            -----              ----             -----
    Total                 $  82.1               1.2              83.3
                            =====              ====             =====
Ration of earnings to
  fixed charges               1.2                                 1.2
                            =====                               =====


"Earnings" consist of earnings before income taxes and fixed charges.

"Fixed Charges" consist of interest expense, amortization of debt discount and debt issuance expense and one-third of rental expense.






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      Historical and Pro Forma Computation of Earnings to Fixed Charges
                   For the Six Months Ended March 31, 1997


                                                  Refinancing      Pro Forma for
                              Historical          Adjustment        Refinancing
                              ----------          -----------      -------------

Earnings:
  Loss before income
      taxes                    $ (46.4)           $ (0.6)            $ (47.0)
  Capitalized interest            (0.5)               -                 (0.5)
  Fixed charges                   41.3               0.6                41.9
                                 -----              ----               -----
      Total                    $  (5.6)           $   -              $  (5.6)
                                 =====              ====               =====
Fixed Charges:
  Interest expense             $  39.4            $  0.6             $  40.0
  Rent expense                     1.9                -                  1.9
                                 -----              ----               -----
      Total                    $  41.3               0.6                41.9
                                 =====              ====               =====
Ratio of earnings to
  fixed charges                     NM                                    NM
                                 =====                                 =====
Deficit of earnings
  to fixed charges             $ (46.9)                              $ (47.5)
                                 =====                                 =====



"Earnings" consist of earnings before income taxes and fixed charges.

"Fixed Charges" consist of interest expense, amortization of debt discount and debt issuance expense and one-third of rental expense.